Exhibit 10.7

POWER SOLUTIONS INTERNATIONAL, INC.

COMMON STOCK WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS WARRANT MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, OF LEGAL COUNSEL ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS. ANY TRANSFEREE OF THE SECURITIES SHOULD CAREFULLY REVIEW THE TERMS HEREOF. THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE LESS THAN THE NUMBER SET FORTH ON THE FACE HEREOF.

This certifies that, for good and valuable consideration, receipt of which is hereby acknowledged, Roth Capital Partners, LLC (“Holder”) is entitled to purchase, subject to the terms and conditions of this Warrant, from Power Solutions International, Inc., a Nevada corporation (the “Company”), 3,360,000 fully paid and nonassessable shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), in accordance with Section 2 hereof during the period commencing on April 29, 2011 (the “Commencement Date”) and ending at 5:00 p.m. California time, April 29, 2016 (the “Expiration Date”), at which time this Warrant will expire and become void unless earlier terminated as provided herein. The shares of Common Stock of the Company for which this Warrant is exercisable, as adjusted from time to time pursuant to the terms hereof, are hereinafter referred to as the “Shares.” Capitalized terms used and not defined elsewhere in this Warrant have the respective meanings assigned to such terms in Section 17 hereof.

1. Exercise Price. The initial purchase price for the Shares shall be $0.4125 per share. Such price shall be subject to adjustment pursuant to the terms hereof (such price, as adjusted from time to time, is hereinafter referred to as the “Exercise Price”).

2. Exercise and Payment.

(a) Cash Exercise. At any time from and after the date of effectiveness of the Reverse Split (as defined in Section 3), this Warrant may be exercised, in whole or in part, from time to time by the Holder, during the term hereof, by surrender of this Warrant and a notice of exercise in the form annexed hereto as Exhibit A (each, a “Notice of Exercise”) duly completed and executed by the Holder to the Company at the principal executive offices of the Company, together with payment in the amount obtained by multiplying the Exercise Price then in effect by the number of Shares thereby purchased, as designated in the Notice of Exercise. Payment may be in cash or by check payable to the order of the Company.

(b) Net Issuance. In lieu of payment of the Exercise Price described in Section 2(a), the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with a net issue election notice in the form annexed hereto as Exhibit B (each, a “Net Issuance Election”) duly executed, at the principal executive offices of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable Shares as is computed using the following formula:

where:	X = Y	(A-B)
A

	X =	the number of Shares to be issued to the Holder pursuant to this Section 2(b).

	Y =	the number of Shares covered by this Warrant in respect of which the Net Issuance Election is made pursuant to this Section 2(b).

	A =	the fair market value of one share of Common Stock, as determined in accordance with the provisions of this Section 2(b).

	B =	the Exercise Price in effect under this Warrant at the time the Net Issuance Election is made pursuant to this Section 2(b).

For purposes of this Section 2(b), the “fair market value” per share of the Common Stock shall mean:

(i) if the Common Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is quoted in an over-the-counter quotation system, the last reported sale price of the Common Stock on such exchange or quotation system on the last Trading Day before the effective date of exercise of the net issuance election or, if no such sale is made on such Trading Day, the mean of the closing bid and asked prices such Trading Day on such exchange or over-the-counter quotation system; or

(ii) if the Common Stock is not so listed or admitted to unlisted trading privileges or quoted in an over-the-counter quotation system or bid and ask prices are not reported, the price per share of Common Stock which the Company could obtain from a willing buyer for shares sold by the Company for authorized but unissued shares of Common Stock, as such price shall be determined by mutual agreement of the Company and the Holder.

3. Reservation of Shares. From and after the date of effectiveness of the Reverse Split, the Company shall reserve and keep reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances with respect to the issuance thereof and free and clear of all preemptive rights.

For purposes of this Warrant, “Reverse Split” means a reverse stock split of the Company’s outstanding shares of Common Stock in a ratio of One to Thirty-two (1:32), which has been approved by a majority of the Company’s voting shares (which includes the voting rights of the Series A Preferred Stock, as defined in that certain Certificate of Designation of Series A Convertible Preferred Stock of the Company) subsequent to a validly filed Schedule 14A Proxy Statement filing; provided, that, such reverse stock split may be effected by providing that each thirty-two (32) shares of Common Stock shall be exchanged for one share of common stock of the surviving entity in the Migratory Merger, in which case, the consummation of the Migratory Merger shall constitute the Reverse Split.

4. Delivery of Stock Certificates; Issuance of New Warrant. Within a reasonable time after exercise, in whole or in part, of this Warrant, the Company shall issue in the name of and deliver to the Holder a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock which the Holder shall have requested in the Notice of Exercise or Net Issuance Election, as applicable. If this Warrant is exercised in part, the Company shall deliver to the Holder a new Warrant for the unexercised portion of this Warrant at the time of delivery of such stock certificate or certificates.

5. No Fractional Shares. No fractional shares or scrip representing fractional shares will be issued upon exercise of this Warrant. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the Holder the difference between the cash value of the fractional share and the portion of the Exercise Price allocable to the fractional share.

6. Listing. The Company shall use its reasonable best efforts to (i) cause all of the Shares from time to time issuable upon the exercise of this Warrant to be quoted or listed (as applicable) on the Principal Market at all times on which any other shares of Common Stock are quoted or listed thereon; and (ii) cause all of the other shares of capital stock of the Company issuable upon exercise of this Warrant to be quoted or listed (as applicable) on each national securities exchange or automated quotation system, if any, upon which any other shares of the same class of such other shares of capital stock of the Company are quoted or listed, at all times on which such other shares of the same class are so quoted or listed.

7. Charges, Taxes and Expenses. The Company shall pay all transfer taxes or other incidental charges, if any, in connection with the transfer of the Shares purchased pursuant to the exercise hereof from the Company to the Holder.

8. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

9. Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a day other than a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

10. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of and kind of securities purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the Commencement Date but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist (including pursuant to the Reverse Split), the number of Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up or combination will be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments also will be made to the Exercise Price, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant as of such date shall remain the same.

(b) Stock Dividend. If at any time after the Commencement Date but prior to the expiration of this Warrant the Company declares a dividend or other distribution on Common Stock payable in Common Stock or Convertible Securities without payment of any consideration by such holder for the additional shares of Common Stock or the Convertible Securities (including the additional shares of Common Stock issuable pursuant to the terms thereof), then the number of Shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable pursuant to the terms of the Convertible Securities) of Common Stock as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable) for such dividend will equal the aggregate amount so payable immediately before such record date (or on the date of such distribution, if applicable). As used herein, “Convertible Securities” means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event or both.

(c) Other Distributions. If at any time after the Commencement Date but prior to the expiration of this Warrant the Company distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or Convertible Securities), then the Company may, at its option, either (i) decrease the Exercise Price of this Warrant by an appropriate amount based upon the value distributed on each share of Common Stock as determined in good faith by the Company’s board of directors or (ii) provide by resolution of the Company’s board of directors that on exercise of this Warrant, the Holder hereof shall thereafter be entitled to receive, in addition to the Shares otherwise receivable on exercise hereof, the number of shares or other securities or property which would have been received had this Warrant at the time been exercised.

(d) Merger. If at any time after the Commencement Date but prior to the expiration of this Warrant there shall be a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares or other securities or property of the successor corporation resulting from such merger or consolidation, which would have been received by Holder for the Shares subject to this Warrant had this Warrant been exercised at such time.

(e) Reclassification, Etc. If at any time after the Commencement Date but prior to the expiration of this Warrant there shall be a change or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such change or reclassification which would have been received by Holder for the Shares subject to this Warrant had this Warrant been exercised at such time.

11. Notice of Adjustments; Notices. Whenever the Exercise Price or number of Shares purchasable hereunder is adjusted pursuant to Section 10 hereof, the Company must execute and deliver to the Holder in accordance with Section 18(c) hereof a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of and kind of securities purchasable hereunder after giving effect to such adjustment, and must cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

12. Rights As Stockholder; Notice to Holders. Nothing contained in this Warrant will be construed as conferring upon the Holder or Holder’s permitted transferees the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any rights whatsoever as shareholders of the Company. The Company will notify the Holder in accordance with Section 18(c) hereof if at any time prior to the expiration or exercise in full of this Warrant, any of the following events occur:

(a) a dissolution, liquidation or winding up of the Company shall be proposed;

(b) a capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety; or

(c) a taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other rights.

Such giving of notice will be simultaneous with the giving of notice to holders of Common Stock. Such notice must specify the record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice will not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

13. Restricted Securities. The Holder understands that this Warrant and, subject to the last sentence of this Section 13, the Shares purchasable hereunder constitute “restricted securities” under the federal securities laws inasmuch as they are, or will be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act of 1933, as amended (the “1933 Act”), or an applicable exemption from such registration. Holder further acknowledges that a legend to the foregoing effect shall be placed on any Shares issued to the Holder upon exercise of this Warrant. Notwithstanding the foregoing, if a Holder exercises a net issuance under Section 2(b), the Shares acquired upon such exercise will be deemed to be purchased under Section 3(a)(9) of the 1933 Act, and for purposes of Rule 144 under the 1933 Act, Holder will be entitled to “tack” its holding period of this Warrant onto the holding period for such Shares.

14. Certification of Investment Purpose. Holder covenants and agrees that, at the time of exercise hereof (and as a condition to the Company’s issuance of Shares upon such exercise), it shall deliver to the Company a written certification executed by the Holder that (i) the securities acquired by it upon exercise hereof are for the account of such Holder and acquired for investment purposes only and that such securities are not acquired with a view to, or for sale in connection with, any distribution thereof, and (ii) except in connection with a net issuance under Section 2(b), Holder is an “Accredited Investor” as defined in Rule 501(a) of Regulation D as promulgated by the SEC under the 1933 Act.

15. Disposition of Shares; Transferability.

(a) Holder hereby agrees not to make any disposition of any Shares purchased hereunder unless and until:

(i) Holder shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition; and

(ii) Holder shall have complied with all requirements of this Warrant applicable to the disposition of the Shares.

The Company shall not be required (i) to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Section 15 or (ii) to treat as the owner of the Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Shares have been transferred in contravention of the terms of this Warrant.

(b) Transfer. This Warrant shall be transferable only on the books of the Company maintained at its principal office in Wood Dale, Illinois, or wherever its principal office may then be located, upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer as reasonably requested by the Company. Upon any registration of transfer, the Company shall execute and deliver a new Warrant or new Warrants registered in the name of the permitted transferee of this Warrant.

(c) Limitations on Transfer. This Warrant may not be sold, transferred, assigned or hypothecated (any such action, a “Transfer”) by the Holder except to (i) one or more persons, each of whom on the date of transfer is an officer of the Holder; (ii) a general partnership or general partnerships, the general partners of which are the Holder and one or more persons, each of whom on the date of transfer is an officer of the Holder; (iii) a successor to the Holder in any merger or consolidation; (iv) a purchaser of all or substantially all of the Holder’s assets; or (v) any person receiving this Warrant from one or more of the persons listed in this Section 15(c) at such person’s death pursuant to will, trust or the laws of intestate succession. This Warrant may be divided or combined, upon request to the Company by the Holder, into a certificate or certificates representing the right to purchase the same aggregate number of Shares. If at the time of a Transfer, a registration statement is not in effect to register this Warrant, the Company may require the Holder to make such representations and deliver such legal opinions, and may place such legends on certificates representing this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit a Transfer without such registration.

16. Registration Rights. The Holder shall be entitled to the benefits of the Registration Rights Agreement, dated as of April 29, 2011, among the Company, the Holder, and the other Investors named therein, with respect to the filing of a registration statement to register resales of Shares issued or issuable upon exercise of this Warrant.

17. Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the city of Chicago, Illinois are authorized or required by law to remain closed.

(b) “Migratory Merger” means the merger of the Company with and into a wholly-owned Subsidiary of the Company effected for the purpose of changing the Company’s jurisdiction of incorporation from Nevada to Delaware.

(c) “Principal Market” means the OTC Bulletin Board (or successor thereto); provided, however, that, if after the Commencement Date the Common Stock is listed on a U.S. national securities exchange, the “Principal Market” shall mean such U.S. national securities exchange; provided, further, that if the Common Stock is not listed on the OTC Bulletin Board (or successor thereto) or a U.S. national securities exchange, “Principal Market” shall mean the principal securities exchange or trading market for the Common Stock.

(d) “SEC” means the United States Securities and Exchange Commission.

(e) “Trading Day” means any day on which the Common Stock is traded on the Principal Market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade, or actually trades, on the Principal Market for less than 4.5 hours.

18. Miscellaneous.

(a) Construction. Unless the context indicates otherwise, the term “Holder” shall include any permitted transferee or transferees of this Warrant pursuant to Section 15(b), and the term “Warrant” shall include any and all warrants outstanding pursuant to this Warrant, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to Section 15.

(b) Restrictions. By receipt of this Warrant, the Holder makes the same representations with respect to the acquisition of this Warrant as the Holder is required to make upon the exercise of this Warrant and acquisition of the Shares purchasable hereunder as required by Section 14 hereof.

(c) Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified (or one (1) day following timely deposit with a reputable overnight courier with next day delivery instructions), or upon confirmation of receipt by the sender of any notice by facsimile transmission, at the address indicated below or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

To Holder:	Roth Capital Partners LLC
24 Corporate Plaza
Newport Beach, California 92660
Attention: Managing Director

To the Company:	Power Solutions International, Inc.
655 Wheat Lane
Wood Dale, Illinois 60191
Attention: Chief Financial Officer

(d) Governing Law. This Warrant shall be governed by and construed under the laws of the State of Illinois as applied to agreements among Illinois residents entered into and to be performed entirely within Illinois.

(e) Entire Agreement. This Warrant, the exhibits and schedules hereto, and the documents referred to herein, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

(f) Binding Effect. This Warrant and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Company and its successors and assigns, and Holder and its successors and assigns.

(g) Waiver; Consent. This Warrant may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Warrant or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto.

(h) Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.

(i) Counterparts. This Warrant may be signed in several counterparts, each of which shall constitute an original.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Warrant effective as of the date hereof.

DATED: April 29, 2011	THE COMPANY:

POWER SOLUTIONS INTERNATIONAL, INC., a Nevada corporation

	By:	/s/ Ryan A. Neely
	Name:	Ryan A. Neely
	Its:	President

HOLDER:

ROTH CAPITAL PARTNERS, LLC, a California limited liability company

	By:	/s/ Eric Rindahl
	Name:	Eric Rindahl
	Its:	Managing Director

[Signature Page to Placement Agent Warrant]

Exhibit A

NOTICE OF EXERCISE

To: Power Solutions International, Inc.

1. The undersigned hereby elects to purchase                  shares of common stock, $0.001 par value per share (“Stock”), of Power Solutions International, Inc., a Nevada corporation (the “Company”), pursuant to the terms of the attached Warrant (the “Warrant”), and tenders herewith payment of the purchase price pursuant to the terms of the Warrant.

2. Attached as Exhibit A is an investment representation letter addressed to the Company and executed by the undersigned as required by Section 14 of the Warrant.

3. Please issue certificates representing the shares of Stock purchased hereunder in the names and in the denominations indicated on Exhibit A attached hereto.

4. Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned.

Holder:

Dated:	____________	By:
Its:

Exhibit B

NET ISSUANCE ELECTION NOTICE

To: Power Solutions International, Inc.

1. The undersigned hereby elects under Section 2 of the attached Warrant to surrender the right to purchase                  shares of common stock, $0.001 par value per share (“Stock”), of Power Solutions International, Inc., a Nevada corporation (the “Company”), pursuant to the terms of the attached Warrant.

2. Attached as Exhibit A is an investment representation letter addressed to the Company and executed by the undersigned as required by Section 14 of the Warrant.

3. Please issue certificates representing the shares of Stock purchased hereunder in the names and in the denominations indicated on Exhibit A attached hereto.

4. Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned.

Holder:

Dated:	____________	By:
Its: